EXHIBIT 5

                                FOLEY & LARDNER

BRUSSELS                       WASHINGTON HARBOUR                        ORLANDO
CHICAGO                  3000 K STREET, N.W., SUITE 500               SACRAMENTO
DENVER                    WASHINGTON, D.C. 20007-5109                  SAN DIEGO
DETROIT                    TELEPHONE: (202) 672-5300               SAN FRANCISCO
JACKSONVILLE               FACSIMILE: (202) 672-5399                 TALLAHASSEE
LOS ANGELES                                                                TAMPA
MADISON                                                         WASHINGTON, D.C.
MILWAUKEE                                                        WEST PALM BEACH
                              WRITER'S DIRECT LINE
                                  202-295-4003

EMAIL ADDRESS                                               CLIENT/MATTER NUMBER
abill@foleylaw.com                                                   302010.0028


                                October 31, 2001



Coeur d'Alene Mines Corporation
400 Coeur d'Alene Mines Building
Post Office Box I
505 Front Avenue
Coeur d'Alene, Idaho 83814

       Re:    Registration Statement on Form S-8

Gentlemen:

       We have represented Coeur d'Alene Mines Corporation (the "Company") in connection with its Registration Statement on Form S-8 being filed under the Securities Act of 1933 (the "Act") today with the Securities and Exchange Commission (together with all exhibits thereto, the "Registration Statement"). The Registration Statement relates to an offering by the Company of up to a total of 1,500,000 shares of the Company's common stock, par value $1.00 per share, (the "Shares") upon the exercise of options or issued as awards under the Company's Executive Compensation Program (which consists of the Annual Incentive Plan, Long-Term Incentive Plan and Long-Term Performance Plan) and the Company's Non-Employee Directors' Stock Option Plan (collectively, the "Plans"). Pursuant to Rule 429 under the Act, the Registration Statement also covers shares of common stock which were previously registered under the Act.

       We have examined (1) the Articles of Incorporation of the Company and amendments thereto, (2) the By-Laws of the Company and amendments thereto, (3) the Registration Statement, (4) the Plans and (5) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below.

       Based upon the foregoing, it is our opinion that:

1. The Company is a corporation duly organized and existing under the laws of the State of Idaho.

2.     When the following events shall have occurred:

       (a) the Registration Statement is filed, at which time it will become effective under the Act, pursuant to General Instruction D to Form S-8, and

       (b) the Shares shall have been paid for and issued in accordance with the terms of the Plans,

the Shares thus sold will be legally issued, fully paid and non-assessable.

This firm hereby consents to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                  Sincerely,

                                                  FOLEY & LARDNER



                                                  By:   /s/ ARTHUR H. BILL
                                                       -----------------------
                                                           Arthur H. Bill











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